CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the reference, to our Firm under the heading "Auditor" in the Statement of Additional Information of Fidelity Advisor Global Value Fund and Fidelity Advisor International Fund which is included in
Post-Effective Amendment No. 43 to the Registration Statement on Form N-1A. /s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP
Boston, Massachusetts
June 3, 1997